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                                                                EXHIBIT 22(b)(1)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

                           a Delaware Statutory Trust

                          Principal Place of Business:
                            One Bank of America Plaza
                                   33rd Floor
                         Charlotte, North Carolina 28255
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                                     BY-LAWS

                                       OF

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

     These BY-LAWS are made as of September 26, 2005, and adopted pursuant to
Section 2.7 of the Amended and Restated Declaration of Trust of Columbia Funds Master Investment Trust (formerly known as Nations Master Investment Trust), as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                    ARTICLE I

                               Meetings of Holders

     Section 1.1 Annual Meeting. An annual meeting of the Holders of Interests in the Trust, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees (the "Trustees" or the "Board") and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Holders as set forth in Section 9.7 of the Declaration, or except when the Trustees consider it necessary or desirable.

     Section 1.2 Chairman. The President or, in his absence, the Chief Operating Officer shall act as chairman at all meetings of the Holders and, in the absence of both of them, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Trust.

     Section 1.3 Proxies; Voting. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in the Trust, all as provided in Article IX of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

     Section 1.4 Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 9.3 of the Declaration. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

     Section 1.5 Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any


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person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 1.6 Records at Meetings of Holders. At each meeting of the Holders, there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order, the Holder's address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Trust during normal business hours and for any purpose not harmful to the Trust.

                                   ARTICLE II

                                    Trustees

     Section 2.1 Annual and Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

     Section 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Chief Operating Officer, the Secretary, an Assistant Secretary or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

     Section 2.3 Notice. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telefacsimile) or delivered personally (which term shall include notice by telephone). If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram or personally, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.


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     Section 2.4 Chairman; Records. The Trustees may appoint a Chairman of the
Board from among their number and such Chairman shall not be an officer of the Trust. Such Chairman of the Board shall act as chairman at all meetings of the Trustees; in his absence, the Vice Chairman, if any, or the President shall act as chairman; and, in the absence of the Chairman of the Board, the Vice Chairman and the President, the Chief Operating Officer, if any, shall act as Chairman. In the absence of all of them, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

     Section 2.5 Qualifications of Trustees. Except as provided in the following sentence, no person shall be qualified to stand for election or appointment as a Trustee if such person has already reached the age of 72. Each Trustee shall retire from service on the Board of Trustees no later than the end of the calendar year in which such Trustee reaches age 72, provided that any Trustee who is a Trustee of any of the registered investment companies that are part of the Nations Funds family as of February 22, 2001, and who reaches the age of 72 no later than the end of that calendar year may continue to serve as a Trustee of the Trust until the end of the calendar year in which such Trustee reaches age 75 and may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Trustees.

     Section 2.6 Audit Committee. The Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee composed of two or more Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Trust, as the Board may from time to time determine. The Audit Committee shall: (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Trust's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accountants the compliance of transactions of the Trust with its investment adviser, administrator or any other service provider with the financial terms of applicable contracts or agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to independent public accountants and responsible officers of the Trust for consultation on audit, accounting and related financial matters.

     Section 2.7 Nominating Committee of Trustees. The Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Holders at a meeting of the Holders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, if the Trust has in effect a plan pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Trustees who are not "interested persons" (as defined in the 1940 Act) shall be committed to the discretion of such disinterested Trustees.


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     Section 2.8 Executive Committee. The Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to: (a) determine the value of securities and assets owned by the Trust, (b) elect or appoint officers of the Trust to serve until the next meeting of the Board and (c) take such action as may be necessary to manage the portfolio security loan business of the Trust. All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

     Section 2.9 Other Committees. The Board may appoint from among its members other committees composed of two or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them.

     Section 2.10 Committee Procedures. The Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an "interested person" of the Trust as the Board may from time to time determine. Each committee may fix its own rules of procedure and may meet as and when provided by those rules. Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

                                   ARTICLE III

                                    Officers

     Section 3.1 Officers of the Trust; Compensation. The officers of the Trust shall consist of the President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers or assistant officers, including Chief Operating Officer, Vice Presidents and Assistant Secretaries, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. No officer of the Trust need be a Trustee. The Board of Trustees may determine what, if any, compensation shall be paid to officers of the Trust.

     Section 3.2 Election and Tenure. At the initial organization meeting the Trustees shall elect the Chairman of the Board, if any, President, Chief Operating Officer, if any, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

     Section 3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the


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making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President, Chief Operating Officer, if any, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

     Section 3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

     Section 3.5 President and Vice-Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Holders and, in the absence of the Chairman of the Board and the Vice Chairman, the President shall preside at all meetings of the Trustees. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Chief Operating Officer, if any, or, in the absence or disability of both of them, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, the Chief Operating Officer, if any, Chief Financial Officer, the Treasurer and each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the Chairman, or the President.

     Section 3.6 Chief Operating Officer. The Chief Operating Officer, if any, shall have the authority and duties that generally pertain to such office, including, but not limited to, those delegated by the Chairman, if any, or the President.

     Section 3.7 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and any committees of Trustees, provided that, in the absence or disability of the Secretary, the Holders or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware corporation executing the name or a similar instrument and shall


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attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

     Section 3.8 Chief Financial Officer. Except as otherwise directed by the Trustees, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chairman, the President and the Chief Operating Officer all powers and duties normally incident to his office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He or she shall deposit all funds of the Trust as may be ordered by the Trustees, the Chairman of the Board, the President or the Chief Operating Officer. The Chief Financial Officer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He or she shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

     Section 3.9. Treasurer. The Treasurer shall have the authority and duties that generally pertain to such office, including but not limited to, those delegated by the Chief Financial Officer.

     Section 3.10 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President or by any other appropriate officers.

                                   ARTICLE IV

                                    Custodian

     Section 4.1 Appointment and Duties. The Board of Trustees shall at all times employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

          (a) to hold the securities owned by the Trust and deliver the same upon written order;


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          (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

          (c) to disburse such funds upon orders or vouchers;

          (d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

          (e) if authorized to do so by the Trustees, to compute the net income and net assets of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. The Trustees may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

     Section 4.2 Central Certificate System. Subject to such rules, regulations and orders as the Securities and Exchange Commission (the "Commission") may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or any such other person or entity with which the Trustees may authorize deposit in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE V

                                  Miscellaneous

     Section 5.1 Depositories. In accordance with Article IV of these By-Laws, the portfolios of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Trustees may from time to time authorize.

     Section 5.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution or authorization provide.

     Section 5.3 Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

     Section 5.4 Fiscal Year. The fiscal year of the Trust shall end on such date of each year as is determined from time to time by the Board.


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                                   ARTICLE VI

                                    Interests

     Section 6.1 Non-Transferability of Interests. Interests shall not be transferable. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owners of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

     Section 6.2 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

     Section 6.3 Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

     Last Amended: September 26, 2005


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